Exhibit 99.1

For Additional Information:

Bryan Giglia

Senior Vice President — Corporate Finance

Sunstone Hotel Investors, Inc.

(949) 382-3036

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR THIRD QUARTER 2012

ALISO VIEJO, CA — November 1, 2012 — Sunstone Hotel Investors, Inc. (the “Company”) (NYSE: SHO) today announced results for the third quarter ended September 30, 2012.

Third Quarter 2012 Operational Results (as compared to Third Quarter 2011) (1):

•                  Comparable Hotel RevPAR increased 5.1% to $138.01.

•                  Comparable Hotel EBITDA Margin increased by 130 basis points to 28.8%.

•                  Adjusted EBITDA increased by 14.6% to $60.1 million.

•                  Adjusted FFO per diluted share increased by 15.0% to $0.23.

•                  Income available to common stockholders was $30.9 million (vs. a loss attributable to common stockholders of $24.0 million in 2011).

•                  Income available to common stockholders per diluted share was $0.23 (vs. a loss attributable to common stockholders per diluted share of $0.20 in 2011).

Ken Cruse, President and Chief Executive Officer, stated, “During the third quarter our portfolio benefitted from solid demand trends and continued improvements in operational efficiency, which helped drive a 130-basis-point increase in our Comparable Hotel EBITDA Margin and a 15% increase in our Adjusted FFO per diluted share.  Also during the third quarter we continued to improve our portfolio quality while deleveraging our balance sheet by acquiring an unlevered primary-market hotel and divesting of four highly levered, low-RevPAR secondary-market hotels.”

Mr. Cruse continued, “We continue to make value-adding investments into our portfolio.  We recently completed a $25 million full guestroom and bathroom renovation of our 807-room Renaissance Washington DC. While the renovation resulted in short-term displacement — negatively impacting our portfolio’s Comparable Hotel RevPAR by 170 basis points and Hotel EBITDA Margins by 60 basis points in the third quarter — we believe the project will drive material outperformance at this hotel going forward.   To this point, our 2013 group booking pace at the Renaissance Washington DC is now up more than 22% year-over-year, and the hotel now has more group rooms on the books for 2013 than in any year since 2007.”

Mr. Cruse added, “In spite of solid industry fundamentals, with any cyclical recovery there will be periods of softer-than-anticipated growth in select markets.  Accordingly, we have moderated our guidance for RevPAR and profitability growth for the remainder of 2012.   With 2013 group booking pace up 8.1%, muted supply trends, and continued growth in transient demand, we remain positive in our outlook for 2013 and beyond.”

(1)         Comparable Hotel RevPAR and Comparable Hotel EBITDA Margin information presented reflect the Company’s Comparable 30 Hotel Portfolio, which includes all hotels in which the Company has interests as of September 30, 2012, and also includes prior ownership results as applicable in 2012 and 2011 for the Doubletree Guest Suites Times Square acquired by the Company in January 2011, the JW Marriott New Orleans acquired by the Company in February 2011, the Hilton San Diego Bayfront acquired by the Company in April 2011, the Hyatt Chicago Magnificent Mile acquired by the Company in June 2012 and the Hilton Garden Inn Chicago Downtown/Magnificent Mile acquired by the Company in July 2012. Comparable Hotel EBITDA Margin information excludes current and prior year net property tax and CAM adjustments.

SELECTED FINANCIAL DATA

($ in millions, except RevPAR and per share amounts)

(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	% Change	2012	2011	% Change
Total Revenue	$221.1	$197.5	11.9%	$642.8	$551.1	16.6%
Comparable Hotel RevPAR	$138.01	$131.36	5.1%	$134.36	$126.51	6.2%
Comparable Hotel Occupancy	80.7%	78.4%	230 bps	78.9%	75.6%	330 bps
Comparable Hotel ADR	$171.02	$167.55	2.1%	$170.29	$167.34	1.8%

Comparable Hotel EBITDA Margin	28.8%	27.5%	130 bps	28.8%	27.6%	120 bps

Net income (loss)	$39.6	$(16.6)		$38.4	$73.7
Income available (loss attributable) to common stockholders	$30.9	$(24.0)		$14.3	$53.0
Income available (loss attributable) to common stockholders per diluted share	$0.23	$(0.20)		$0.11	$0.45
EBITDA	$96.5	$38.6		$205.6	$229.0
Adjusted EBITDA	$60.1	$52.4		$174.3	$148.5
FFO	$30.1	$9.6		$81.7	$134.1
Adjusted FFO	$31.6	$23.7		$87.4	$67.6
FFO per diluted share (1)	$0.22	$0.08		$0.66	$1.14
Adjusted FFO per diluted share (1)	$0.23	$0.20		$0.70	$0.58

(1)         Reflects the Series C convertible preferred stock on a “non-converted” basis. On an “as-converted” basis, FFO per diluted share is $0.23 and $0.09, respectively, for the three months ended September 30, 2012 and 2011, and $0.67 and $1.14, respectively, for the nine months ended September 30, 2012 and 2011. On an “as-converted” basis, Adjusted FFO per diluted share is $0.24 and $0.21, respectively, for the three months ended September 30, 2012 and 2011, and $0.71 and $0.59, respectively, for the nine months ended September 30, 2012 and 2011.

Disclosure regarding the non-GAAP financial measures in this release is included on page 6. Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included on pages 9 through 13 of this release.

The Company’s actual results for the quarter ended September 30, 2012 compare to its prior guidance, adjusted for dispositions completed in the third quarter 2012, as follows:

Metric	Quarter Ended September 30, 2012 Guidance (1)	Impact of Dispositions (2)	Adjusted Prior Quarter Ended September 30, 2012 Guidance	Quarter Ended September 30, 2012 Actual Results (3)	Performance Relative to Adjusted Prior Guidance Midpoint
Comparable Hotel RevPAR	+3% - 5%		+3% - 5%	5.1%	+1.1%
Net Income ($ millions)	$1 - $4		$1 - $4	$2.0	$(0.5)
Adjusted EBITDA ($ millions)	$57 - $60	$(0.3)	$57 - $60	$60.1	+$1.6
Adjusted FFO ($ millions)	$28 - $31	$(0.2)	$28 - $31	$31.6	+$2.1
Adjusted FFO per diluted share	$0.20 - $0.23		$0.20 - $0.23	$0.23	+$0.02
Diluted Weighted Average Shares Outstanding	135,700,000		135,700,000	135,554,000	(146,000)

(1) Reflects guidance presented on August 2, 2012.

(2) Reflects supplemental financial data presented in the transaction press release dated September 10, 2012.

(3) Reflects net income adjusted to exclude gain on sale of assets and closing costs - completed acquisition.

Acquisitions / Dispositions Update

On July 19, 2012, the Company completed the previously announced acquisition of the 357-room Hilton Garden Inn Chicago Downtown/Magnificent Mile for a gross purchase price of $91.75 million. The acquisition was funded with a portion of the proceeds received from the Company’s public offering of 12.1 million shares of its common stock (including the underwriter’s exercise of its overallotment option).

On August 23, 2012, the Company completed the previously announced sale of the 284-room Marriott Del Mar for a gross sales price of $66.0 million. The Company received net proceeds of $17.7 million after proration adjustments and closing costs, including the assumption of the existing mortgage secured by the hotel which totaled $47.1 million on the date of sale, and recognized a gain on the sale of $25.5 million during the third quarter 2012.

On September 14, 2012, the Company completed the previously announced portfolio sale of the 229-room Doubletree Guest Suites Minneapolis, the 257-room Hilton Del Mar, the 350-room Marriott Troy and an office building next to the Marriott Troy (the “Portfolio Sale”) for an adjusted gross sales price of $107.2 million, including the assumption of approximately $75.6 million in mortgage debt and approximately $2.2 million of deferred management fees. The Company received net proceeds from the Portfolio Sale of $28.6 million after proration adjustments, closing costs and the debt and deferred management fee assumptions, and recognized a $12.7 million gain on the sale during the third quarter 2012.

Balance Sheet/Liquidity Update

In September 2012, the Company amended and restated its $150.0 million senior unsecured revolving credit facility, which was scheduled to mature in November 2013. The pricing on the amended revolving credit facility was reduced and the 1% LIBOR floor was eliminated. The maturity of the credit facility was extended by two years to November 2015 with an option to extend to November 2016. The amended credit facility’s interest rate is based on a pricing grid with a range of 175 to 350 basis points, which represents a reduction from the previous grid that ranged from 325 to 425 basis points over LIBOR depending on the Company’s leverage ratio. The credit facility also includes an accordion option that allows the Company to request additional lender commitments up to a total of $350.0 million.

As of September 30, 2012, the Company had approximately $241.3 million of cash and cash equivalents, including restricted cash of $76.8 million.

As of September 30, 2012, the Company had total assets of approximately $3.1 billion, including $2.8 billion of net investments in hotel properties, total consolidated debt of $1.4 billion and stockholders’ equity of $1.5 billion.

John Arabia, Chief Financial Officer, stated, “We continue to methodically execute on our balanced business plan and patiently de-lever our balance sheet in a shareholder friendly manner. Since the end of 2011, we have decreased total leverage by approximately $190 million, reducing our net debt plus preferred to Adjusted EBITDA, from approximately 8.2 times to approximately 6.8 times. We will continue to look for opportunities to grow the Company through highly-equitized acquisitions, but only when such acquisitions may be executed at attractive valuations relative to our cost of equity. Accordingly, given the recent softness in the value of our shares, we do not see equity-funded acquisitions as an attractive option at this time. The recent amendment to our undrawn credit facility provides us with incremental access to capital at a lower cost and with less restrictive covenants. That said, we do not currently expect to use our credit facility to fund acquisitions.”

Capital Improvements

The Company invested $28.2 million in capital improvements into its portfolio during the third quarter of 2012, and $76.6 million during the nine months ended September 30, 2012.

The Company will begin renovating several of its hotels beginning in the fourth quarter 2012 and continuing into 2013. The Company expects approximately $2 million of revenue disruption during the fourth quarter 2012 and $6.0 - $8.0 million of revenue disruption during full-year 2013, the majority of which is expected to occur during the first quarter 2013. Significant near term renovations include:

•                  Hilton Times Square:  The Company expects to invest approximately $15.0 million to fully renovate all guestrooms, guest bathrooms and corridors of the 460-room Hilton Times Square, creating a rich and appealing new rooms product. The renovation is expected to commence in January 2013 and is expected to be completed by April 2013.

•                  Hyatt Chicago Magnificent Mile:  The Company expects to invest approximately $25.0 million on a complete renovation and repositioning of the 417-room Hyatt Chicago Magnificent Mile. The complete renovation will include all public spaces and guestrooms/bathrooms, elevating the hotel to a sophisticated destination catering to high-rated business transient and group travelers. The renovation is expected to commence during the fourth quarter 2012 and is expected to be completed during the third quarter 2013.

•                  Hyatt Regency Newport Beach:  The Company expects to invest approximately $12.0 million to renovate all guestrooms and recreation facilities, as well as certain public spaces of the 403-room Hyatt Regency Newport Beach, establishing the hotel as a high quality resort destination catering to a broad range of business, leisure and group travelers. The renovation is expected to commence during the fourth quarter 2012 and is expected to be completed during the second quarter 2013.

•                  Renaissance Westchester:  The Company expects to invest approximately $12.0 million to renovate all guestrooms and public spaces of the 347-room Renaissance Westchester, transforming the rooms and public spaces into stylish yet functional meeting, socializing and relaxing venues. The renovation is expected to commence during the fourth quarter 2012 and is expected to be completed during the second quarter 2013.

Hurricane Sandy Update

Following a preliminary physical inspection of its hotels, the Company is pleased to report that none of its hotels have reported any material damage related to Hurricane Sandy. The Company is assessing the short-term earnings impact of Hurricane Sandy and has included preliminary expectations for fourth quarter disruption in its 2012 Outlook.

2012 Outlook

Achievement of the Company’s anticipated results is subject to risks and uncertainties, including those disclosed in the Company’s filings with the Securities and Exchange Commission.  The Company’s guidance includes the Company’s ownership period for all 2012 acquisitions and dispositions, as well as preliminary expected disruption resulting from Hurricane Sandy subject to further review, and does not take into account the impact of any future hotel acquisitions, dispositions, re-brandings, management changes, transition costs, prior-year property tax assessments and/or credits, debt repurchases or financings during 2012.  Assuming no additional capital transactions are completed in 2012, the Company expects to apply net operating loss carryforwards to reduce taxable income in 2012. The application of the net operating loss carryforwards is viewed as a non-recurring event and therefore the Company will treat any state and federal taxes associated with the application of net operating loss carryforwards as a one-time expense and add them back to Adjusted EBITDA and Adjusted FFO.

For the fourth quarter of 2012, the Company expects:

Metric	Quarter Ended December 31, 2012 Guidance
Comparable Hotel RevPAR	+1.5% - 3.0%
Net Income (Loss) ($ millions) (1)	$(1) - $4
Adjusted EBITDA ($ millions)	$58 - $63
Adjusted FFO ($ millions)	$31 - $36
Adjusted FFO per diluted share	$0.23 - $0.27
Diluted Weighted Average Shares Outstanding	135,700,000

(1) Reflects net income adjusted for the impact of income tax expense associated with the application of net operating loss carryforwards.

For the full year 2012, the Company expects:

Metric	Prior 2012 FY Guidance (1)	Impact of Dispositions (2)	Adjusted Prior 2012 FY Guidance	Current 2012 FY Guidance (Prior to Hurricane Sandy Impact)	Change to Adjusted Prior Guidance Midpoint	Current 2012 FY Guidance (Including Current Estimate of Hurricane Sandy Impact)	Change to Adjusted Prior Guidance Midpoint
Comparable Hotel RevPAR	+5% - 7%		+5% - 7%	+5% - 5.5%	(0.75)%	+4.5% - 5.0%	(1.25)%
Net Income ($ millions) (3)	$15 - $22	$(0.1)	$15 - $22	$11 - $14	$(6.0)	$7 - $12	$(9.0)
Adjusted EBITDA ($ millions)	$239 - $245	$(3.0)	$236 - $242	$236 - $239	$(1.5)	$232 - $237	$(4.5)
Adjusted FFO ($ millions)	$123 - $130	$(1.8)	$121 - $128	$122 - $125	$(1.0)	$118 - $123	$(4.0)
Adjusted FFO per diluted share	$0.97 - $1.02	$(0.01)	$0.96 - $1.01	$0.96 - $0.98	$(0.02)	$0.93 - $0.97	$(0.04)
Diluted Weighted Average Shares Outstanding	127,900,000		127,900,000	127,500,000	(400,000)	127,500,000	(400,000)

(1) Reflects guidance presented on August 2, 2012.

(2) Reflects supplemental financial data presented in the transaction press release dated September 10, 2012.

(3) Reflects net income adjusted for the impact of income tax expense associated with the application of net operating loss carryforwards.

Fourth-quarter and full-year 2012 guidance is also based on the following assumptions:

•                  Full-year capital investment of $85 to $100 million, including the $25 million renovation of the Renaissance Washington DC. Hotel revenue disruption of $3 to $5 million related to renovation projects, with approximately $2 million of hotel revenue renovation disruption in the fourth quarter.

•                  Fourth-quarter RevPAR guidance assumes that hotel revenue renovation disruption will negatively impact fourth-quarter RevPAR growth by 50 to 75 basis points.

•                  Hotel revenue and EBITDA disruption of $3 to $4 million and $2 to $4 million, respectively, for the fourth-quarter and full-year related to Hurricane Sandy, resulting in a reduction to fourth-quarter and full-year RevPAR growth of 100 to 150 basis points and 30 to 60 basis points, respectively.

•                  Full-year comparable Hotel EBITDA Margins to increase by 50 to 100 basis points, which includes the impact of renovation displacement and Hurricane Sandy disruption.

•                  Full-year corporate overhead expense (excluding stock amortization and one-time expenses related to future acquisition closing costs) of $19 to $20 million.

•                  Full-year interest expense of approximately $80 to $82 million, including $4 million in amortization of deferred financing fees.

•                  Full-year preferred dividends (Series A, C and D) of approximately $30 million.

Dividend Update

On October 31, 2012, the Company’s Board of Directors declared a cash dividend of $0.50 per share payable to its Series A and Series D cumulative redeemable preferred stockholders and a cash dividend of $0.393 per share payable to its Series C cumulative convertible redeemable preferred stockholders. The dividends will be paid on or before January 15, 2013 to stockholders of record on December 31, 2012.  No dividend was declared on the Company’s common stock, as the Company intends to deploy excess cash flow from operations toward internal renovation investments and gradual deleveraging.

Subject to certain limitations, the Company intends to make dividends on its stock in amounts equivalent to 100% of its annual taxable income.  The Company expects to apply net operating loss carryforwards to reduce its taxable income in 2012, which will affect the level of common stock dividends declared for 2012. The level of any future dividends will be determined by the Company’s Board of Directors after considering taxable income projections, expected capital requirements, risks affecting the Company’s business and in context of the Company’s leverage-reduction initiatives.  As a result, common stock dividends may be made in the form of cash or a combination of cash and stock consistent with Internal Revenue Service guidelines.

Supplemental Disclosures

Contemporaneous with this release, the Company has furnished a Form 8-K with unaudited financial information. This additional information is being provided as a supplement to information prepared in accordance with generally accepted accounting principles. The Company undertakes no obligation to update any of the information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations.

Earnings Call

The Company will host a conference call to discuss third quarter results on November 2, 2012, at 12:00 p.m. EDT (9:00 a.m. PDT). A live web cast of the call will be available via the Investor Relations section of the Company’s website.  Alternatively, investors may dial 1-877-941-8609 (for domestic callers) or 1-480-629-9645 (for international callers). A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. (“Sunstone”) is a lodging real estate investment trust (“REIT”) that has interests in 30 hotels comprised of 12,854 rooms.  Sunstone’s hotels are primarily in the upper upscale segment and are generally operated under nationally recognized brands, such as Marriott, Hilton, Hyatt, Fairmont and Sheraton. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

Sunstone’s mission is to create meaningful value for our stockholders by becoming the premier hotel owner.  Our values include transparency, trust, ethical conduct, communication and discipline.  We seek to employ a balanced, cycle-appropriate corporate strategy that encompasses the following:

•                  Proactive portfolio management;

•                  Intensive asset management;

•                  Disciplined external growth; and

•                  Measured balance sheet improvement.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; international, national and local economic and business conditions, including the likelihood of a prolonged U.S. recession; the ability to maintain sufficient liquidity and our access to capital markets; potential terrorist attacks, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of November 1, 2012, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; Adjusted EBITDA (as defined below); Funds From Operations, or FFO; Adjusted FFO (as defined below); and comparable hotel EBITDA and comparable hotel EBITDA margin.

EBITDA represents net income (loss) excluding: non-controlling interests; interest expense; provision for income taxes, including income taxes applicable to sale of assets; and depreciation and amortization. In addition, we have presented Adjusted EBITDA, which includes EBITDA but excludes: amortization of deferred stock compensation; the impact of any gain or loss from asset sales; impairment charges; prior year property tax and other adjustments; and any other adjustments we have identified in this release. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance because these measures help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA and Adjusted EBITDA as measures in determining the value of hotel acquisitions and dispositions. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA is set forth on page 9.  Reconciliations and the components of comparable hotel EBITDA and comparable hotel EBITDA margin are set forth on pages 12 and 13. We believe comparable hotel EBITDA and comparable hotel EBITDA margin are also useful to investors in evaluating our property-level operating performance.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group. The Board of Governors of NAREIT in its March 1995 White Paper (as clarified in November 1999 and April 2002) defines FFO to mean net income (loss) (computed in accordance with GAAP), excluding non-controlling interests, gains and losses from sales of property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs) and real estate-related impairment losses, and after adjustment for unconsolidated partnerships and joint ventures. We also present Adjusted FFO, which includes FFO but excludes penalties, written-off deferred financing costs, non-real estate-related impairment losses and any other adjustments we have identified in this release. We believe that the presentation of FFO and Adjusted FFO provide useful information to investors regarding our operating performance because they are measures of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties.  We believe that these items are more representative of our asset base and our acquisition and disposition activities than our ongoing operations. We also use FFO as one measure in determining our results after taking into account the impact of our capital structure.  A reconciliation of net income (loss) to FFO and Adjusted FFO is set forth on page 9.

The revenue and expense items associated with our commercial laundry facility, BuyEfficient and other miscellaneous non-hotel items have been excluded in presenting comparable hotel EBITDA margins. Management believes the calculation of comparable hotel EBITDA results in a more accurate presentation of hotel EBITDA margins of the Company’s 30 comparable hotels. See pages 12 and 13 for a reconciliation of comparable EBITDA to the most comparable GAAP measure. Our 30 comparable hotels include all hotels in which the Company has interests as of September 30, 2012, and also includes prior ownership results as applicable in 2011 and 2012 for the Doubletree Guest Suites Times Square acquired by the Company in January 2011, the JW Marriott New Orleans acquired by the Company in February 2011, the Hilton San Diego Bayfront acquired by the Company in April 2011, the Hyatt Chicago Magnificent Mile acquired by the Company in June 2012 and the Hilton Garden Inn Chicago Downtown/Magnificent Mile acquired by the Company in July 2012.

We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, comparable hotel EBITDA and comparable hotel EBITDA margin may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, comparable hotel EBITDA and comparable hotel EBITDA margin should not be considered as an alternative measure of our net income (loss), operating performance, cash flow or liquidity. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, comparable hotel EBITDA and comparable hotel EBITDA margin may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, comparable hotel EBITDA and comparable hotel EBITDA margin can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily better indicators of any trend as compared to GAAP measures such as net income (loss) or cash flow from operations. In addition, you should be aware that adverse economic and market conditions may harm our cash flow.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	September 30,	December 31,
	2012	2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$164,469	$149,852
Restricted cash	76,790	55,778
Accounts receivable, net	28,534	31,182
Inventories	2,664	2,517
Prepaid expenses	9,554	10,008
Assets held for sale, net	0	144,479
Total current assets	282,011	393,816

Investment in hotel properties, net	2,800,682	2,650,258
Other real estate, net	9,855	9,754
Deferred financing fees, net	12,865	14,421
Goodwill	13,088	13,088
Other assets, net	26,441	19,903

Total assets	$3,144,942	$3,101,240

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$25,267	$26,310
Accrued payroll and employee benefits	22,326	20,727
Due to Third-Party Managers	9,050	9,039
Dividends payable	7,437	7,437
Other current liabilities	37,829	25,979
Current portion of notes payable	77,579	51,279
Notes payable of assets held for sale	0	124,543
Liabilities of assets held for sale	0	3,354
Total current liabilities	179,488	268,668

Notes payable, less current portion	1,318,102	1,394,655
Capital lease obligations, less current portion	15,630	—
Other liabilities	14,789	12,623
Total liabilities	1,528,009	1,675,946

Commitments and contingencies	—	—

Preferred stock, Series C Cumulative Convertible Redeemable Preferred Stock, $0.01 par value, 4,102,564 shares authorized, issued and outstanding at September 30, 2012 and December 31, 2011, liquidation preference of $24.375 per share	100,000	100,000

Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized.
8.0% Series A Cumulative Redeemable Preferred Stock, 7,050,000 shares issued and outstanding at September 30, 2012 and December 31, 2011, stated at liquidation preference of $25.00 per share	176,250	176,250
8.0% Series D Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding at September 30, 2012 and December 31, 2011, stated at liquidation preference of $25.00 per share	115,000	115,000
Common stock, $0.01 par value, 500,000,000 shares authorized, 135,237,438 shares issued and outstanding at September 30, 2012 and 117,265,090 shares issued and outstanding at December 31, 2011	1,352	1,173
Additional paid in capital	1,492,528	1,312,566
Retained earnings	147,329	110,580
Cumulative dividends	(467,707)	(445,396)
Accumulated other comprehensive loss	(4,740)	(4,916)
Total stockholders’ equity	1,460,012	1,265,257
Non-controlling interest in consolidated joint ventures	56,921	60,037
Total equity	1,516,933	1,325,294

Total liabilities and equity	$3,144,942	$3,101,240

Sunstone Hotel Investors, Inc.

Unaudited Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Revenues
Room	$156,725	$139,824	$443,022	$380,826
Food and beverage	46,191	40,920	148,574	124,838
Other operating	18,163	16,743	51,243	45,454
Total revenues	221,079	197,487	642,839	551,118
Operating expenses
Room	39,911	35,325	112,566	96,160
Food and beverage	34,616	32,366	104,426	93,165
Other operating	6,986	6,506	20,074	18,112
Advertising and promotion	10,740	9,669	31,760	27,250
Repairs and maintenance	8,299	7,775	24,561	22,094
Utilities	7,686	7,867	21,039	20,914
Franchise costs	8,306	7,282	22,443	19,046
Property tax, ground lease and insurance	18,102	16,484	52,237	43,641
Property general and administrative	24,493	22,881	73,202	64,595
Corporate overhead	6,148	6,852	18,975	20,771
Depreciation and amortization	36,529	32,490	102,899	88,241
Impairment loss	—	10,862	—	10,862
Total operating expenses	201,816	196,359	584,182	524,851
Operating income	19,263	1,128	58,657	26,267
Equity in earnings of unconsolidated joint ventures	—	—	—	21
Interest and other income	18	1,543	155	2,970
Interest expense	(19,709)	(20,021)	(59,309)	(55,449)
Loss on extinguishment of debt	—	—	(191)	—
Gain on remeasurement of equity interests	—	—	—	69,230
Income (loss) from continuing operations	(428)	(17,350)	(688)	43,039
Income from discontinued operations	39,984	797	39,131	30,672
Net income (loss)	39,556	(16,553)	38,443	73,711
(Income) loss from consolidated joint venture attributable to non-controlling interest	(827)	31	(1,694)	(213)
Distributions to non-controlling interest	(8)	(8)	(24)	(22)
Preferred stock dividends	(7,437)	(7,437)	(22,311)	(19,884)
Undistributed income allocated to unvested restricted stock compensation	(352)	—	(162)	(638)
Income available (loss attributable) to common stockholders	$30,932	$(23,967)	$14,252	$52,954

Comprehensive income (loss)	$39,615	$(16,553)	$38,619	$73,711

Basic per share amounts:
Income (loss) from continuing operations available (attributable) to common stockholders	$(0.07)	$(0.21)	$(0.20)	$0.19
Income from discontinued operations	0.30	0.01	0.31	0.26
Basic income available (loss attributable) to common stockholders per common share	$0.23	$(0.20)	$0.11	$0.45

Diluted per share amounts:
Income (loss) from continuing operations available (attributable) to common stockholders	$(0.07)	$(0.21)	$(0.20)	$0.19
Income from discontinued operations	0.30	0.01	0.31	0.26
Diluted income available (loss attributable) to common stockholders per common share	$0.23	$(0.20)	$0.11	$0.45

Weighted average common shares outstanding:
Basic	135,236	117,254	124,271	117,186
Diluted	135,236	117,254	124,271	117,186

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income (Loss) to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Net income (loss)	$39,556	$(16,553)	$38,443	$73,711
Operations held for investment:
Depreciation and amortization	36,529	32,490	102,899	88,241
Amortization of lease intangibles	1,120	1,028	3,176	2,950
Interest expense	18,417	17,841	55,095	50,351
Amortization of deferred financing fees	929	823	2,825	2,215
Write-off of deferred financing fees	—	—	3	—
Non-cash interest related to discount on Senior Notes	267	270	791	792
Non-cash interest related to loss on derivatives	96	1,087	595	2,091
Non-controlling interests:
(Income) loss from consolidated joint venture attributable to non-controlling interest	(827)	31	(1,694)	(213)
Depreciation and amortization	(1,422)	(1,414)	(4,261)	(2,598)
Interest expense	(566)	(549)	(1,703)	(1,005)
Amortization of deferred financing fees	(56)	(56)	(168)	(103)
Non-cash interest related to loss on derivative	—	(4)	(1)	(32)
Unconsolidated joint ventures:
Depreciation and amortization	—	—	—	3
Discontinued operations:
Depreciation and amortization	977	1,686	4,651	6,767
Amortization of lease intangibles	—	7	14	21
Interest expense	1,237	1,912	4,663	5,702
Amortization of deferred financing fees	13	20	46	59
Write-off of deferred financing fees	185	—	185	—
EBITDA	96,455	38,619	205,559	228,952

Operations held for investment:
Amortization of deferred stock compensation	812	697	2,654	2,170
Non-cash straightline lease expense	694	696	2,083	1,702
Capital lease obligation interest - cash ground rent	(351)	—	(468)	—
(Gain) loss on sale of assets	33	(17)	22	(73)
Loss on extinguishment of debt	—	—	191	—
Gain on remeasurement of equity interests	—	—	—	(69,230)
Lawsuit settlement costs, net	—	1,620	110	1,620
Closing costs - completed acquisitions	590	—	1,965	3,372
Prior year property tax and CAM adjustments, net	(440)	—	621	—
Hotel laundry closing costs	424	—	424	—
Impairment loss	—	10,862	—	10,862
Non-controlling interests:
Non-cash straightline lease expense	(113)	(114)	(339)	(243)
Prior year property tax adjustments, net	63	—	(202)	—
Unconsolidated joint ventures:
Amortization of deferred stock compensation	—	—	—	2
Discontinued operations:
(Gain) loss on sale of assets	(38,115)	52	(38,292)	(13,966)
Impairment loss	—	—	—	1,495
Gain on extinguishment of debt	—	—	—	(18,145)
	(36,403)	13,796	(31,231)	(80,434)

Adjusted EBITDA	$60,052	$52,415	$174,328	$148,518

Reconciliation of Net Income (Loss) to FFO and Adjusted FFO

Net income (loss)	$39,556	$(16,553)	$38,443	$73,711
Preferred stock dividends	(7,437)	(7,437)	(22,311)	(19,884)
Operations held for investment:
Real estate depreciation and amortization	36,230	32,196	101,994	87,370
Amortization of lease intangibles	1,120	1,028	3,176	2,950
(Gain) loss on sale of assets	33	(17)	22	(73)
Non-controlling interests:
(Income) loss from consolidated joint venture attributable to non-controlling interest	(827)	31	(1,694)	(213)
Real estate depreciation and amortization	(1,422)	(1,414)	(4,261)	(2,598)
Discontinued operations:
Real estate depreciation and amortization	977	1,686	4,651	6,767
Amortization of lease intangibles	—	7	14	21
(Gain) loss on sale of assets	(38,115)	52	(38,292)	(13,966)
FFO	30,115	9,579	81,742	134,085

Operations held for investment:
Non-cash straightline lease expense	694	696	2,083	1,702
Write-off of deferred financing fees	—	—	3	—
Non-cash interest related to loss on derivatives	96	1,087	595	2,091
Loss on extinguishment of debt	—	—	191	—
Gain on remeasurement of equity interests	—	—	—	(69,230)
Lawsuit settlement costs, net	—	1,620	110	1,620
Closing costs - completed acquisitions	590	—	1,965	3,372
Prior year property tax and CAM adjustments, net	(440)	—	621	—
Hotel laundry closing costs	424	—	424	—
Impairment loss	—	10,862	—	10,862
Non-controlling interests:
Non-cash straightline lease expense	(113)	(114)	(339)	(243)
Non-cash interest related to loss on derivative	—	(4)	(1)	(32)
Prior year property tax adjustments, net	63	—	(202)	—
Discontinued operations:
Write-off of deferred financing fees	185	—	185	—
Impairment loss	—	—	—	1,495
Gain on extinguishment of debt	—	—	—	(18,145)
	1,499	14,147	5,635	(66,508)

Adjusted FFO	$31,614	$23,726	$87,377	$67,577

FFO per diluted share	$0.22	$0.08	$0.66	$1.14

Adjusted FFO per diluted share	$0.23	$0.20	$0.70	$0.58

Basic weighted average shares outstanding	135,236	117,254	124,271	117,186
Shares associated with unvested restricted stock awards	318	—	235	82
Diluted weighted average shares outstanding (1)	135,554	117,254	124,506	117,268

(1) Diluted weighted average shares outstanding includes the Series C convertible preferred stock on a “non-converted” basis. On an “as-converted” basis, FFO per diluted share is $0.23 and $0.09, respectively, for the three months ended September 30, 2012 and 2011, and $0.67 and $1.14, respectively, for the nine months ended September 30, 2012 and 2011. On an “as-converted” basis, Adjusted FFO per diluted share is $0.24 and $0.21, respectively, for the three months ended September 30, 2012 and 2011, and $0.71 and $0.59, respectively, for the nine months ended September 30, 2012 and 2011.

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income (Loss) to Non-GAAP Financial Measures

Guidance for Fourth Quarter 2012

(Unaudited and in thousands except per share amounts)

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Quarter Ended
	December 31, 2012
	Low	High

Net income (loss) (1)	$(420)	$4,380
Depreciation and amortization	37,000	37,000
Amortization of lease intangibles	1,200	1,200
Interest expense	17,770	17,770
Amortization of deferred financing fees	1,000	1,000
Non-controlling interests	(2,200)	(2,500)
Non-cash interest related to discount on Senior Notes	300	300
Amortization of deferred stock compensation	900	900
Income tax expense associated with the application of net operating loss carryforwards	2,000	2,500
Capital lease obligation interest - cash ground rent	(300)	(300)
Non-cash straightline lease expense	750	750
Adjusted EBITDA	$58,000	$63,000

Reconciliation of Net Income (Loss) to Adjusted FFO

Net income (loss) (1)	$(420)	$4,380
Preferred stock dividends	(7,500)	(7,500)
Real estate depreciation and amortization	36,700	36,700
Non-controlling interests	(1,700)	(2,000)
Amortization of lease intangibles	1,200	1,200
Income tax expense associated with the application of net operating loss carryforwards	2,000	2,500
Non-cash straightline lease expense	750	750
Adjusted FFO	$31,030	$36,030

Adjusted FFO per diluted share	$0.23	$0.27

Diluted weighted average shares outstanding	135,700	135,700

(1) Reflects net income adjusted for the impact of income tax expense associated with the application of net operating loss carryforwards.

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for Full Year 2012

(Unaudited and in thousands except per share amounts)

Reconciliation of Net Income to Adjusted EBITDA

	Year Ended
	December 31, 2012
	Low	High

Net income (1)	$6,550	$12,250
Depreciation and amortization	140,000	140,000
Amortization of lease intangibles	4,300	4,300
Interest expense	78,000	78,000
Amortization of deferred financing fees	3,700	3,700
Non-controlling interests	(9,000)	(10,200)
Non-cash interest related to discount on Senior Notes	1,000	1,000
Amortization of deferred stock compensation	3,400	3,400
Income tax expense associated with the application of net operating loss carryforwards	2,000	2,500
Capital lease obligation interest - cash ground rent	(950)	(950)
Non-cash straightline lease expense	3,000	3,000
Adjusted EBITDA	$232,000	$237,000

Reconciliation of Net Income to Adjusted FFO

Net income (1)	$6,550	$12,250
Preferred stock dividends	(30,000)	(30,000)
Real estate depreciation and amortization	138,900	138,900
Non-controlling interests	(6,300)	(7,500)
Amortization of lease intangibles	4,300	4,300
Income tax expense associated with the application of net operating loss carryforwards	2,000	2,500
Non-cash straightline lease expense	3,000	3,000
Adjusted FFO	$118,450	$123,450

Adjusted FFO per diluted share	$0.93	$0.97

Diluted weighted average shares outstanding	127,500	127,500

(1) Reflects net income adjusted for the impact of income tax expense associated with the application of net operating loss carryforwards.

Sunstone Hotel Investors, Inc.

Comparable Hotel EBITDA and Margins

(Unaudited and in thousands except hotels and rooms)

	Three Months Ended September 30, 2012			Three Months Ended September 30, 2011
	Actual (1)	Prior Ownership Adjustments (2)	Comparable (3)	Actual (4)	Prior Ownership Adjustments (5)	Comparable (6)
Number of Hotels	30		30	28	2	30
Number of Rooms	12,854		12,854	12,080	774	12,854

Hotel EBITDA Margin (7)	29.0%	40.2%	29.0%	27.0%	35.6%	27.5%
Hotel EBITDA Margin adjusted for prior year property tax and CAM adjustments (8)	28.8%		28.8%	27.0%		27.5%

Hotel Revenues
Room revenue	$156,725	$805	$157,530	$139,824	$9,762	$149,586
Food and beverage revenue	46,191	59	46,250	40,920	1,711	42,631
Other operating revenue	13,126	49	13,175	11,902	689	12,591
Total Hotel Revenues	216,042	913	216,955	192,646	12,162	204,808

Hotel Expenses
Room expense	39,672	243	39,915	35,528	2,181	37,709
Food and beverage expense	34,654	55	34,709	32,405	911	33,316
Other hotel expense	56,095	146	56,241	51,147	3,621	54,768
General and administrative expense	23,008	102	23,110	21,559	1,116	22,675
Total Hotel Expenses	153,429	546	153,975	140,639	7,829	148,468

Hotel EBITDA	62,613	367	62,980	52,007	4,333	56,340
Prior year property tax and CAM adjustments	(440)	—	(440)	—	—	—
Hotel EBITDA adjusted for prior year property tax and CAM adjustments	62,173	367	62,540	52,007	4,333	56,340

Non-hotel operating income	1,246	—	1,246	1,049	—	1,049
Amortization of lease intangibles	(1,120)	—	(1,120)	(1,028)	—	(1,028)
Non-cash straightline lease expense	(694)	—	(694)	(696)	—	(696)
Capital lease obligation interest - cash ground rent	351	—	351	—	351	351
Hotel laundry closing costs	(424)	—	(424)	—	—	—
Management company transition costs	(32)	—	(32)	—	—	—
Prior year property tax and CAM adjustments	440	—	440	—	—	—
Corporate overhead	(6,148)	—	(6,148)	(6,852)	—	(6,852)
Depreciation and amortization	(36,529)	—	(36,529)	(32,490)	(3,060)	(35,550)
Impairment loss	—	—	—	(10,862)	—	(10,862)
Operating Income	19,263	367	19,630	1,128	1,624	2,752

Interest and other income	18	—	18	1,543	—	1,543
Interest expense	(19,709)	—	(19,709)	(20,021)	(351)	(20,372)
Income from discontinued operations	39,984	—	39,984	797	—	797
Net Income (Loss)	$39,556	$367	$39,923	$(16,553)	$1,273	$(15,280)

(1)         Actual represents the Company’s ownership results for the 30 hotels held for investment as of September 30, 2012.

(2)         Prior Ownership Adjustments represent prior ownership results for the Hilton Garden Inn Chicago Downtown/Magnificent Mile acquired by the Company on July 19, 2012.

(3)         Comparable represents the Company’s ownership results and prior ownership results as applicable for the 30 hotels held for investment as of September 30, 2012.

(4)         Actual represents the Company’s ownership results for the 28 hotels held for investment as of September 30, 2011.

(5)         Prior Ownership Adjustments represent prior ownership results for the Hyatt Chicago Magnificent Mile acquired by the Company on June 4, 2012 and the Hilton Garden Inn Chicago Downtown/Magnificent Mile acquired by the Company on July 19, 2012, along with the Company’s pro forma adjustments for capital lease obligation interest and depreciation expense.

(6)         Comparable represents the Company’s ownership results, prior ownership results and the Company’s pro forma adjustments for capital lease obligation interest and depreciation expense as applicable for the 30 hotels held for investment as of September 30, 2012.

(7)         Hotel EBITDA Margin is calculated as Hotel EBITDA divided by total hotel revenues.

(8)         Hotel EBITDA Margin for the three months ended September 30, 2012 includes the additional benefit of $250,000 in prior year property tax credits and a $190,000 prior year CAM refund. Without this benefit, Comparable Hotel EBITDA margin for the three months ended September 30, 2012 would have been 28.8%.

Sunstone Hotel Investors, Inc.

Comparable Hotel EBITDA and Margins

(Unaudited and in thousands except hotels and rooms)

	Nine Months Ended September 30, 2012			Nine Months Ended September 30, 2011
	Actual (1)	Prior Ownership Adjustments (2)	Comparable (3)	Actual (4)	Prior Ownership Adjustments (5)	Comparable (6)
Number of Hotels	30		30	28	2	30
Number of Rooms	12,854		12,854	12,080	774	12,854

Hotel EBITDA Margin (7)	29.1%	21.0%	28.9%	27.5%	29.9%	27.7%
Hotel EBITDA Margin adjusted for prior year property tax and CAM adjustments, net (8)	29.0%		28.8%	27.4%		27.6%

Hotel Revenues
Room revenue	$443,022	$15,204	$458,226	$380,826	$48,848	$429,674
Food and beverage revenue	148,574	2,149	150,723	124,838	16,413	141,251
Other operating revenue	36,553	1,046	37,599	31,801	4,676	36,477
Total Hotel Revenues	628,149	18,399	646,548	537,465	69,937	607,402

Hotel Expenses
Room expense	112,667	4,064	116,731	96,804	11,829	108,633
Food and beverage expense	104,530	1,416	105,946	93,303	10,138	103,441
Other hotel expense	159,667	7,144	166,811	138,763	20,567	159,330
General and administrative expense	68,311	1,904	70,215	60,965	6,513	67,478
Total Hotel Expenses	445,175	14,528	459,703	389,835	49,047	438,882

Hotel EBITDA	182,974	3,871	186,845	147,630	20,890	168,520
Prior year property tax and CAM adjustments, net	(565)	—	(565)	(600)	—	(600)
Hotel EBITDA adjusted for prior year property tax and CAM adjustments, net	182,409	3,871	186,280	147,030	20,890	167,920

Non-hotel operating income	3,413	—	3,413	3,245	—	3,245
Amortization of lease intangibles	(3,176)	—	(3,176)	(2,950)	(140)	(3,090)
Non-cash straightline lease expense	(2,083)	—	(2,083)	(1,702)	(386)	(2,088)
Capital lease obligation interest - cash ground rent	468	585	1,053	—	1,053	1,053
Hotel laundry closing costs	(424)	—	(424)	—	—	—
Management company transition costs	(641)	—	(641)	(82)	—	(82)
Prior year property tax and CAM adjustments, net	565	—	565	600	—	600
Corporate overhead	(18,975)	—	(18,975)	(20,771)	—	(20,771)
Depreciation and amortization	(102,899)	(5,531)	(108,430)	(88,241)	(15,486)	(103,727)
Impairment loss	—	—	—	(10,862)	—	(10,862)
Operating Income	58,657	(1,075)	57,582	26,267	5,931	32,198

Equity in earnings of unconsolidated joint ventures	—	—	—	21	—	21
Interest and other income	155	—	155	2,970	—	2,970
Interest expense	(59,309)	(585)	(59,894)	(55,449)	(4,061)	(59,510)
Loss on extinguishment of debt	(191)	—	(191)	—	—	—
Gain on remeasurement of equity interests	—	—	—	69,230	—	69,230
Income from discontinued operations	39,131	—	39,131	30,672	—	30,672
Net Income	$38,443	$(1,660)	$36,783	$73,711	$1,870	$75,581

(1)         Actual represents the Company’s ownership results for the 30 hotels held for investment as of September 30, 2012.

(2)         Prior Ownership Adjustments represent prior ownership results for the Hyatt Chicago Magnificent Mile acquired by the Company on June 4, 2012 and the Hilton Garden Inn Chicago Downtown/Magnificent Mile acquired by the Company on July 19, 2012, along with the Company’s pro forma adjustments for capital lease obligation interest and depreciation expense.

(3)         Comparable represents the Company’s ownership results, prior ownership results and the Company’s pro forma adjustments for capital lease obligation interest and depreciation expense as applicable for the 30 hotels held for investment as of September 30, 2012.

(4)         Actual represents the Company’s ownership results for the 28 hotels held for investment as of September 30, 2011.

(5)         Prior Ownership Adjustments represent prior ownership results for the Doubletree Guest Suites Times Square acquired by the Company on January 14, 2011, the JW Marriott New Orleans acquired by the Company on February 15, 2011, the Hilton San Diego Bayfront acquired by the Company on April 15, 2011, the Hyatt Chicago Magnificent Mile acquired by the Company on June 4, 2012 and the Hilton Garden Inn Chicago Downtown/Magnificent Mile acquired by the Company on July 19, 2012, along with the Company’s pro forma adjustments for non-cash amortization of lease intangibles, non-cash straightline lease expense, capital lease obligation interest and depreciation expense.

(6)         Comparable represents the Company’s ownership results, prior ownership results and the Company’s pro forma adjustments for non-cash amortization of lease intangibles, non-cash straightline lease expense, capital lease obligation interest and depreciation expense as applicable for the 30 hotels held for investment as of September 30, 2012.

(7)         Hotel EBITDA Margin is calculated as Hotel EBITDA divided by total hotel revenues.

(8)         Hotel EBITDA Margin for the nine months ended September 30, 2012 includes the additional net benefit of $0.4 million in prior year property tax credits and a $0.2 million prior year CAM refund. Hotel EBITDA Margin for the nine months ended September 30, 2011 includes the additional net benefit of $0.6 million due to prior year property tax credits and assessments. Without these additional net benefits, Comparable Hotel EBITDA margin for the nine months ended September 30, 2012 and 2011 would have been 28.8% and 27.6%, respectively.